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                                                                   EXHIBIT 10.16


                              AMENDMENT NUMBER ONE


AMENDMENT NUMBER ONE TO THAT LEASE DATED NOVEMBER 23, 1998 BETWEEN SPIEKER PROPERTIES, L.P., AS LANDLORD, AND POET SOFTWARE CORPORATION, AS TENANT (THE "LEASE"), FOR PREMISED LOCATED AT 999 BAKER WAY, SAN MATEO, CALIFORNIA.

Effective approximately May 1, 2000, the Lease will be amended as follows to provide for Tenant's expansion premises and extension of Lease term:

1. PREMISES. The term "Premises" as used in the Lease is amended to mean approximately 12,118 square feet of rentable area located on the second floor of the building known as San Mateo Bay Center III. The Premises as expanded herein are approximately as shown outlined in red on the attached floor plan (Exhibit B - Suite 200). The square footage on the first floor shall be reduced to 0 square feet upon commencement of the 12,118 square feet on the second floor and pursuant to Paragraph 36.

2.   OCCUPANCY DENSITY. 3.2 people per 1000 square feet.

3.   RENT. Base Rent for the Premises as expanded herein shall be as follows:

     5/01/00 - 4/30/01   Forty thousand seven hundred sixteen dollars and
                         00/100ths dollars ($40,716.00) per month plus operating expenses per Paragraph 7 of the Lease. Operating expenses through December 2000 are estimated to be $10,785.00 per month. Direct operating expenses are estimated a year in advance and collected on a monthly basis. Any adjustments necessary (up or down) will be made at the end of the operating year.

     5/01/01 - 4/30/02   Forty one thousand nine hundred twenty eight dollars
                         and 00/100ths dollars ($41,928.00) per month plus operating expenses per Paragraph 7 of the Lease.

     5/01/02 - 4/30/03   Forty three thousand one hundred forty dollars and
                         00/100ths dollars ($43,140.00) per month plus operating expenses per Paragraph 7 of the Lease.

     5/01/03 - 4/30/04   Forty four thousand four hundred seventy three and
                         00/100ths dollars ($44,473.00) per month plus operating expenses per Paragraph 7 of the Lease.

4. SECURITY DEPOSIT. The Security Deposit under the Lease shall be increased by $29,973.00 for a total Security Deposit of $44,473.00, payable upon execution of this Amendment Number One. The sums shall be held and owned by Landlord in an interest bearing account and as further defined in Paragraph 19 of the Lease. Landlord shall have the obligation to pay interest to Tenant on an annual basis upon the anniversary month of the Lease.

5.   TENANT'S PROPORTIONATE SHARE. 19.28%

6. TENANT IMPROVEMENTS. Tenant agrees to accept the Premises as so expanded in "as is" condition except for the improvements as described on the attached Exhibit A.

7. EARLY ACCESS. Tenant shall have access to the Premises (15) fifteen days prior to the Effective Date for the purposes of performing cabling, wiring or other communications related work. Tenant shall not reasonably interfere with, disturb or delay construction by Landlord.
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8.   RE-LEASING OF PREMISES. From and after the date of this Agreement,
     Landlord shall have full access to the existing premises on the ground floor at all times reasonable to Tenant and Landlord in order to show the premises to prospective tenants. Tenant agrees that Landlord may enter into a new lease for the existing premises with any third party prior to the Effective Date and that Tenant shall have no right to any amounts received by Landlord in connection therewith.

All other terms and conditions of the Lease shall remain in full force and effect and shall apply to the Premises as well as to the original premises.

Dated: January 19, 2000

IN WITNESS WHEREOF, the premises hereto have executed this Amendment Number One as of the day and year first above written.

LANDLORD:

SPIEKER PROPERTY, L.P.,
a California limited partnership

By: Spieker Properties, Inc.,
    a Maryland corporation,
    its general partner

    By:  /s/ NANCY GILLE
         --------------------------
         Nancy Gille

    Its: Vice President
         -------------------------


TENANT:

POET SOFTWARE CORPORATION.
a Massachusetts corporation


By: /s/  JERRY WONG
    --------------------------
    Jerry Wong

Its: Vice President of Finance
     -------------------------
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                                   EXHIBIT A

                          LEASE IMPROVEMENT AGREEMENT


1. In consideration of the mutual covenants contained in the Lease of which this EXHIBIT A is a part, Landlord agrees to perform the following initial tenant improvement work in the Premises ("TENANT IMPROVEMENTS"):

               a)   steam clean carpets,

               b)   paint interior walls,

               c) install a sink, lower cabinets and possibly a dishwasher in a location mutually agreeable to Landlord and Tenant,

               d) create an opening between two separate spaces in a location mutually agreeable to Landlord and Tenant,

               e) demolish necessary walls to create a conference room with possibly some floor to ceiling glass in a location that shall be determined by Tenant.

The cost to the Landlord for tenant improvement work described in items c, d and e above shall not exceed $12,118.00.

     2. All the Tenant Improvements described above shall be performed by Landlord at its cost and expense using Building Standard materials and in the Building Standard manner. As used herein, "Building Standard" shall mean the standards for a particular item selected from time to time by Landlord for the Building or such other standards as may be mutually agreed upon between Landlord and Tenant in writing.

     3. Without limiting the "as-is" provisions of the Lease, Tenant accepts the Premises in its "as-is" condition and acknowledges that Landlord has no obligation to make any changes or improvements to the Premises or to pay any costs expended or to be expended in connection with any such changes or improvements, other than the Tenant Improvements specified in Paragraph 1 of this EXHIBIT A.

     4. Tenant shall not perform any work in the Premises (including, without limitation, cabling, wiring, fixturization, painting, carpeting, replacements or repairs) except in accordance with Paragraphs 12 and 27 of the Lease. Landlord shall not require prior written consent for cabling, wiring and other communications related work resulting from the relocation to the second floor, however, said work shall otherwise be performed in accordance with Paragraphs 12 and 27.

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                                   EXHIBIT B



                                  [FLOOR PLAN]